Exhibit 10.2

Execution Copy

INDEMNITY AGREEMENT

BY AND AMONG

CSC HOLDINGS, INC.,

NMG HOLDINGS, INC.,

NEWSDAY HOLDINGS LLC,

NEWSDAY LLC,

AND

TRIBUNE COMPANY

DATED AS OF JULY 29, 2008

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is entered into as of July 29, 2008 (this “Agreement”), by and among CSC Holdings, Inc., a Delaware corporation (“CSC Holdings”), NMG Holdings, Inc., a Delaware corporation (“NMG”, collectively with CSC Holdings, the “Guarantors”), Tribune Company, a Delaware corporation (the “Indemnitor”), Newsday Holdings LLC, a Delaware limited liability company, and Newsday LLC, a Delaware limited liability company (together the “Joint Venture”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Formation Agreement.

W I T N E S S E T H:

WHEREAS, the Guarantors and the Indemnitor have entered into that certain Formation Agreement dated as of May 11, 2008 (the “Formation Agreement”) to create the Joint Venture for the primary purpose of owning and operating the Newsday Media Group and the Business and holding the Notes;

WHEREAS, in connection with the formation of the Joint Venture, the Joint Venture will obtain the Debt Financing to be used in part to pay the Special Distribution Amount, all in accordance with the terms set forth in the Formation Agreement;

WHEREAS, pursuant to the terms of the Debt Financing and as a requirement thereof and of the Formation Agreement, the Guarantors are each required to guaranty the Debt Financing (each, a “Guaranty”);

WHEREAS, the Indemnitor will derive substantial indirect benefit from the Joint Venture and the transactions contemplated by the Formation Agreement; and

WHEREAS, as a condition precedent to the Guarantors completing the transactions contemplated by the Formation Agreement, subject to the terms and conditions of this Agreement, the Indemnitor shall reimburse each Guarantor for payments made by such Guarantor under and in accordance with the terms of its respective Guaranty.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

INDEMNITY AND SUBROGATION

1.1         The Indemnitor acknowledges, covenants and agrees that the Indemnitor shall reimburse each Guarantor for any payments made by such Guarantor in respect of principal, premium and interest on the Debt Financing under and in accordance with the terms of its respective Guaranty (the “Reimbursable Payments”); provided that in no event shall the Indemnitor be obligated to reimburse a Guarantor for any costs, fees, expenses, penalties, charges or similar items paid or payable by such Guarantors in respect of the Debt Financing.  In the event a Guarantor makes any Reimbursable Payments, such Guarantor shall provide written notice to the Indemnitor, which notice shall indicate the amount of Reimbursable Payments made by such Guarantor and include reasonable verification of the Guarantor’s payment thereof (a “Reimbursement Notice”).  The Indemnitor shall reimburse such Guarantor for the Reimbursable Payments identified in a Reimbursement Notice (subject to any good faith dispute by the Indemnitor as to the nature or amount of such Reimbursable Payments) within 10 Business Days following the Indemnitor’s receipt of such Reimbursement Notice.  All payments to be made by the Indemnitor under this Agreement shall be made by wire transfer of immediately available funds to an account designated by the applicable Guarantor in the applicable Reimbursement Notice.

1.2         The parties acknowledge and agree that each Guaranty shall include the provisions described on Exhibit A and shall only guarantee the Joint Venture’s obligations in respect of the Debt Financing.  The parties also acknowledge and agree that the Debt Financing may be amended, modified, restated or refinanced, in whole or in part, and that waivers and consents may be granted in connection with such financing.  The Parties acknowledge that the Joint Venture may incur debt on the Closing Date in addition to the Debt Financing.  The financing obtained on the Closing Date (including the Debt Financing) and any amendments, modifications, restatements, waivers and consents thereof, as well as any refinancings, in whole or in part, thereof is herein referred to as the “Joint Venture Financing”.

1.3         To the extent that the Indemnitor shall have made any Reimbursable Payments, the Indemnitor shall be subrogated to, and shall step into the shoes of and acquire, all rights of the applicable Guarantor and all other creditors of the Joint Venture that are the beneficiaries of such Guarantor’s guarantee obligations (collectively, the “Creditors”) against the Joint Venture and all other JV Loan Parties (as defined below) in respect of any Reimbursable Payments; provided, however, that the Indemnitor shall be subrogated to the rights of the Creditors only to the extent (a) of the amount that has been paid by a Guarantor pursuant to its Guaranty and (b) that each Guarantor shall at such time be permitted to exercise its rights of subrogation against the Joint Venture, including after taking into account any limitations or restrictions contained in the Joint Venture Financing.  Upon the payment of any Reimbursable Payments by the Indemnitor under this Agreement, the Indemnitor shall have any and all rights against the Joint Venture or any other obligor under the Debt Financing that is a subsidiary of the Joint Venture (each, a “JV Loan Party”) that arise from the existence, payment, performance or enforcement of the Indemnitor’s obligations under or in respect of this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guarantors against the Joint Venture, any JV Loan Party, any guarantee or the Cablevision Notes and other assets securing the Joint Venture’s and any other JV Loan Party’s obligations under the Debt Financing (the “Collateral”), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Joint Venture or any JV Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that the rights of the Indemnitor against the Joint Venture or any JV Loan Party shall be subject to any limitations or restrictions on the applicable Guarantor contained in the applicable Guaranty.  For the avoidance of doubt, the Indemnitor shall have no right of subrogation or indemnification whatsoever, whether by contract, at law, in equity or otherwise, against a Guarantor with respect to any Reimbursable Payments.

1.4         From time to time and without any additional consideration, the Guarantors shall use its reasonable best efforts to cooperate with the Indemnitor and shall execute and deliver (or cause to be executed and delivered) such agreements, documents and instruments and take (or cause to be taken) such other action as may be reasonably requested by the Indemnitor for the Indemnitor to effectuate its rights under Section 1.3 of this Agreement.

1.5         The Joint Venture shall not, and the Guarantors shall cause the Joint Venture not to, increase the amount of the Reimbursable Payments hereunder by increasing the aggregate principal amount of the Debt Financing, it being understood and agreed that the amount of the Joint Venture Financing in place from time to time may exceed the amount of the Debt Financing.  Notwithstanding anything to the contrary in this Agreement, the maximum aggregate principal amount of the Joint Venture Financing that shall be indemnified by Indemnitor pursuant to this Agreement (based on the date when Reimbursable Payments are actually made) shall be as follows:

Period	Maximum Indemnity Amount
Period from Closing through third anniversary of Closing	$650 Million
After third anniversary of Closing through fourth anniversary of Closing	$530 Million
After fourth anniversary of Closing through fifth anniversary of Closing	$495 Million
After fifth anniversary of Closing through sixth anniversary of Closing	$460 Million
After sixth anniversary of Closing through seventh anniversary of Closing	$425 Million
After seventh anniversary of Closing through eighth anniversary of Closing	$390 Million
After eighth anniversary of Closing through ninth anniversary of Closing	$355 Million
After ninth anniversary of Closing through January, 1, 2018	$320 Million
After January, 1, 2018	$0

ARTICLE II

MISCELLANEOUS

2.1                                 Neither Guaranty may be amended, modified or supplemented, and neither Guarantor may waive any rights that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of its Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy against the Joint Venture, any JV Loan Party or the Collateral (collectively, the “Subrogation Rights”), without the Indemnitor’s prior written consent; provided that if any such amendment, modification or supplement to a Guaranty does not materially adversely affect the Indemnitor or  the subrogation rights under such Guaranty, then such consent shall not be unreasonably withheld, it being understood and agreed that any amendment, modification or supplement to a Guaranty that does not increase the maximum amount of Reimbursable Payments or terminate, reduce, limit, restrict or otherwise impair the Subrogation Rights shall be deemed to be not materially adverse to the Indemnitor; provided, further, that any amendment, modification or supplement to the loan documentation (other than a Guaranty or any guaranty section of the principal credit facility) relating to the Joint Venture Financing shall not require the Indemnitor’s consent, except to the extent the Indemnitor has a right of consent under the Newco LLC Agreement.  The obligations of the Indemnitor under this Agreement shall be absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason, and no compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, a Guaranty or a Guarantor’s obligations thereunder shall in any way alter, impair or affect any of the obligations of the Indemnitor hereunder.  Without limiting the generality of the foregoing, the obligations of the Indemnitor hereunder shall not be released, discharged, impaired or otherwise affected by any circumstance or condition whatsoever (whether or not the Indemnitor or the Guarantors have a knowledge thereof) which may or might in any manner or to any extent vary the risk of the Indemnitor or otherwise operate as a discharge of the Indemnitor as a matter of law or equity.

2.2         Each reference herein to the Indemnitor shall be deemed to include the successors and assigns of the Indemnitor, all of whom shall be bound by the provisions of this Agreement; provided, however, that the Indemnitor shall not, without obtaining the prior written consent of the Guarantors (which consent shall not be unreasonably withheld, conditioned or delayed), assign or transfer this Agreement or the Indemnitor’s obligations and liabilities under this Agreement, in whole or in part, to any other person, party or entity.  Each reference herein to a Guarantor shall be deemed to include the successors and assigns of such Guarantor, all of whom shall be bound by the provisions of this Agreement; provided, however, that neither Guarantor shall, without obtaining the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed), assign or transfer this Agreement, its Guaranty or such Guarantor’s rights and obligations under this Agreement, in whole or in part, to any other Person.  This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

2.3         The Indemnitor agrees that this Agreement shall continue to be effective, or if previously terminated as a result of the Indemnitor having fulfilled its obligations hereunder in full, or as a result of the Guarantors having released the Indemnitor from its obligations and liabilities hereunder, and shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or portion thereof had not been made, and if applicable, as if such previous termination had not occurred, as the case may be, if at any time any payment or portion thereof is made by or on account of the Indemnitor to a Guarantor, and such payment is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance, rescinded or must otherwise be returned by a Guarantor upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting a Guarantor, all as though such payment had not been made.

2.4         This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of the parties hereto.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

2.5         This Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the laws of the State of Delaware that apply to contracts made and performed entirely within such state without regard to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) to the extent they would result in the application of the Laws of another jurisdiction.

2.6         Any Action with respect to this Agreement or any matter arising out of or in connection with this Agreement shall be brought exclusively in the state or federal courts sitting in the State of Delaware.  By execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of such Person’s property, generally and unconditionally, the sole and exclusive jurisdiction of the aforesaid courts and appellate courts thereof.  Each party hereto irrevocably consents to service of process in any Action in any of the aforementioned courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 2.9.  Each party hereto hereby irrevocably and unconditionally waives any objection which such Person may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable Law, not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law.  Notwithstanding anything in this Section 2.6 to the contrary, each party agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

2.7         EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF AND THEREOF.  THE PARTIES AGREE THAT ANY SUCH ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

2.8         This Agreement contains the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement (written or oral) are superseded and canceled by, this Agreement.

2.9         All notices and other communications hereunder will be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express or facsimile (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith.  Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or like transmission (with confirmation of receipt), on the next Business Day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail.

If to a Guarantor or to the Joint Venture, to:

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, NY  11714
Fax No.:  (516) 803-2577
Attention:  General Counsel

with a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY  10004
Fax No.:  (212) 422-4726
Attention:  Kenneth A. Lefkowitz

and a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Fax No.: (212) 558-3588
Attention:  John P. Mead

If to the Indemnitor, to:

Tribune Company
435 North Michigan Avenue
Chicago, Illinois
Attention:  General Counsel
Fax No.:  (312) 222-4206

with a copy to:

McDermott Will & Emery LLP
600 13th Street, N.W.
Washington, D.C. 20005
Attention:  Blake D. Rubin and
                   Andrea M. Whiteway
Fax No.:  (202) 756-8087

2.10                                                           Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party; provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

2.11                                                           With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

2.12                                                           This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 2.12, provided that receipt of copies of such counterparts is confirmed.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CSC HOLDINGS, INC.		TRIBUNE COMPANY

By:	/s/ Thomas M. Rutledge	By:	/s/ Chandler Bigelow III
	Name: Thomas M. Rutledge		Name: Chandler Bigelow III
	Title: Chief Operating Officer		Title: Authorized Officer

NEWSDAY HOLDINGS LLC

By:	/s/ Thomas M. Rutledge
Name: Thomas M. Rutledge
Title: Chief Operating Officer

NEWSDAY LLC

By:	/s/ Thomas M. Rutledge
Name: Thomas M. Rutledge
Title: President

[Signature Page to Indemnity Agreement]

NMG HOLDINGS, INC.

By:	/s/ Kevin Watson
Name: Kevin Watson
Title: SVP & Treasurer

[Signature Page to Indemnity Agreement]

EXHIBIT A

Form of Guaranty

The Guaranty shall:

•                  be a guarantee of payment and not collection;

•                  be unconditional and irrevocable;

•                  be for the full amount of the Debt Financing;

•                  recognize that the Guarantor has subrogation rights subject to standard provisions regarding subordination and restrictions on exercise; and

•                  include other customary terms and conditions.

The parties hereto will use their reasonable efforts to cause the definitive loan documentation relating to the Debt Financing to provide that, to the extent the Indemnitor shall have made any Reimbursable Payments, the lenders under the Debt Financing will, after such Debt Financing is fully satisfied in cash and the first lien security interest of the lenders in all of the collateral has been released, assign to the Indemnitor, without recourse or representation of any kind, their remaining rights in a specified portion of the collateral (such collateral to be determined by CSC Holdings and the lenders in their sole discretion).  The Indemnitor’s rights in any such collateral will be on a second-priority basis.  Notwithstanding the foregoing, the Tribune Parties acknowledge and agree that any such changes to the Debt Financing will require the approval of Bank of America (and any lenders who are parties to the definitive loan documentation) in their sole discretion.  In addition, in no event shall the provisions contemplated by this paragraph require the Cablevision Parties to accept any terms or conditions in the definitive loan documentation that are less favorable than the terms and conditions set forth in the Commitment Letters.